EXHIBIT 7.20

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL  PARTNERS VI FUND,  L.P.
(the  "Company")  does hereby  make,  constitute  and  appoint  each of Bruce A.
Albert, Andrea Louro DeMar, Yvette Kosic, Rachel E. Parrish,  Michael T. Seeley,
and Kevin P. Treanor,  (and any other employee of The Goldman Sachs Group,  Inc.
or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually,  its true and lawful attorney, to execute and deliver in it name  and on its  behalf  whether  the  Company  is  acting  individually  or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially  owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the  premises as fully and to all intents and  purposes as the Company might or could do if personally  present by one of its  authorized  signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of April 1, 2008.

GS CAPITAL PARTNERS VI FUND, L.P.,
By: GSCP VI Advisors, L.L.C., its general partner

By: /s/ Christine Vollertsen
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Name: Christine Vollertsen
Title: Vice President